EXHIBIT 21.1


Name of Subsidiary                                 Jurisdiction of Incorporation


Actar Airforce, Inc.                               Canada

Coast Medical, Inc.                                California

EchoCath, Inc.    New Jersey                       (10.8% owned)

Marquest Medical Products, Inc.                     Colorado

Mediziv Medical Products, Inc.                      Israel(85% owned)

The Validation Group, Inc.
         (formerly a division of
          Vital Pharma, Inc.)                       New Jersey

Thomas Medical Products, Inc.                       Pennsylvania

Vital Pharma, Inc.
         (formerly known as HealthStar
          Pharmaceutical Services, Inc.)            Florida

Vital Signs California, Inc.                        California

Vital Signs France S.A.R.L.                         France

Vital Signs GmbH                                    Germany

Vital Signs Limited                                 United Kingdom
Vital Signs MN, Inc.
         (formerly Biomedical
          Dynamics Corporation)                     Minnesota

Vital Signs (N) FDM BBO                             Malaysia

Vital Signs Sales Corporation                       Delaware